UMEC/VI as Step-Up Therapy from Tiotropium in Moderate Symptomatic COPD: a Randomized, 12-Week Study

Poster No: P27 (A6797)

Kerwin E[1], Kalberg CJ[2], Galkin D[2], Zhu C-Q[3], Church A[2], Fahy WA[4]

[1]Clinical Research Institute of Southern Oregon, Medford, OR, USA; [2]Respiratory and Immuno-Inflammation, GSK, Research Triangle Park, NC, USA; [3]Clinical Statistics, GSK, Uxbridge, Middlesex, UK; [4]Respiratory Discovery Medicine, GSK, Uxbridge, Middlesex, UK

Introduction

- Bronchodilators, including long-acting muscarinic antagonists (LAMAs) and long-acting β_2-agonists (LABAs), are a mainstay in the pharmacological management of stable chronic obstructive pulmonary disease (COPD).[1]
- Despite the benefits associated with LAMAs,[2] many patients receiving LAMA monotherapy fail to achieve optimal disease control.[3] It has therefore been proposed that step-up to a combined LAMA/LABA therapy may improve lung function and reduce symptoms in these patients.
- The once-daily LAMA/LABA umeclidinium/vilanterol (UMEC/VI; 62.5/25 mcg/day) has been widely approved as a maintenance treatment for COPD.[4]
- This study evaluated the efficacy and safety of stepping up patients with moderate COPD with at least mild dyspnea from the LAMA tiotropium (TIO) to UMEC/VI dual bronchodilator therapy compared with remaining on TIO monotherapy.

Methods

Study design

- Randomized, blinded, double-dummy, parallel-group study (NCT01899742; GSK identifier: 116960) performed over 12 weeks in 9 countries.
- Patients completed a 4-week run-in period on open-label TIO before randomization.

Inclusion/exclusion criteria

- Patients: were ≥40 years of age with a diagnosis of COPD; had a ≥10-pack-year smoking history; had a forced expiratory volume in 1 second (FEV_1)/forced vital capacity ratio of <0.70; had a post-albuterol FEV_1 of ≤70% and ≥50% of predicted values (Global initiative for chronic Obstructive Lung Disease [GOLD] classification II)[1]; had a modified Medical Research Council (mMRC) Dyspnea Scale score of ≥1; and were prescribed TIO for ≥3 months prior to screening. A mMRC score ≥1 after run-in was also required.
- Exclusions included other clinically significant respiratory diseases including asthma; use of inhaled corticosteroids or maintenance COPD medication other than TIO in the 3 months prior to screening; and ≥2 moderate/severe COPD exacerbations in the past 12 months.

Treatment

- Patients received either once-daily UMEC/VI 62.5/25 mcg (delivering 55/22 mcg) via the ELLIPTA™ inhaler and placebo via the HandiHaler®, or once-daily TIO 18 mcg via the HandiHaler® and placebo via the ELLIPTA™ inhaler for 12 weeks.
  - Blinding was performed through color-matching of capsules and opaque overlabels of blister packaging.

Outcomes

- The primary endpoint was trough FEV_1 at Day 85.
- Additional endpoints included: serial FEV_1 assessments 0–3 h post dose; Transition Dyspnea Index (TDI) scores, rescue medication use, St George's Respiratory Questionnaire (SGRQ) score, and COPD Assessment Test (CAT) score.
- Safety evaluations included adverse events (AEs) and COPD exacerbations.
- A subset of patients (the 24-h [TFH] population) participated in serial spirometry measurements over 24 h on Days 1 and 84.

Results

Demographics

- Of the 739 enrolled patients, 494 were randomized to UMEC/VI or TIO (the intent-to-treat [ITT] population, n=247 in each treatment group). Most screen failures (82%) did not meet the percentage predicted FEV_1 requirement.
- Both groups had similar demographics and baseline characteristics (**Table 1**).

Table 1. Patient demographics and baseline characteristics (ITT population)

	UMEC/VI (N=247)	TIO (N=247)
Age, years	64.5 (8.7)	64.3 (8.7)
Sex, male, n (%)	163 (66)	160 (65)
Current smoker, n (%)	129 (52)	118 (48)
Smoking pack years	38.6 (20.5)	40.4 (20.2)
FEV_1, L[a]	1.715 (0.471)	1.673 (0.443)
Percent predicted FEV_1, %	59.8 (5.5)	59.4 (5.3)
mMRC dyspnea score at screening	1.9 (0.6)	1.8 (0.6)
mMRC dyspnea score at randomization	1.8 (0.6)	1.8 (0.6)
GOLD category (mMRC criteria), %		
A/B	23/65	27/59
C/D	1/11	1/13
Rescue medication use, puffs/day[b]	1.1 (1.4)	1.2 (1.8)
BDI focal score at Day 1[c]	6.5 (1.3)	6.5 (1.4)
SGRQ total score at Day 1[d]	41.3 (14.4)	42.3 (14.8)
CAT score at Day 1	16.7 (6.2)	16.4 (6.5)

[a]Mean value of assessments 23 and 24 h post dose prior to Day 1 (both groups on TIO); [b]calculated from the mean number of puffs between the first day [the latest of 27 days before Visit 2 and the day after Visit 1] and the day of Visit 2; [c]UMEC/VI, n=240; TIO, n=245; [d]UMEC/VI, n=242; TIO, n=245. BDI, baseline dyspnea index. Data reported at screening unless otherwise stated. Values are reported as mean (SD) unless otherwise stated.
SD, standard deviation.

Lung function outcomes

- UMEC/VI produced statistically significant improvements in trough FEV_1 versus TIO at Day 85 (difference: 88 mL; 95% confidence interval [CI]: 45, 131; p<0.001) and all other time points (**Figure 1**).

Figure 1. Change from baseline in trough FEV_1 (ITT population)


LS mean (95% CI) change from baseline (mL)
150
100
50
0
-50
-100
2
28
56
84
85
Day
UMEC/VI
TIO

LS, least squares.

- On Days 1 and 84, UMEC/VI produced a statistically significant improvement in FEV_1 at 3 h post dose (73 mL; 95% CI: 24, 122; p=0.004 on Day 84) and at all other post-dose time points as early as 5 min versus TIO.
- Serial FEV_1 measurements 0–24 h post dose (TFH subpopulation: UMEC/VI, n=94; TIO, n=92) demonstrated that UMEC/VI gave statistically significant improvements in 0–24 h weighted mean FEV_1 compared with TIO at Days 1 (69 mL; 95% CI: 20, 118; p=0.006) and 84 (102 mL; 95% CI: 28, 176; p=0.007) (**Figure 2**).

Figure 2. Serial FEV_1 measurements 0–24 h post dose (TFH population)


Day 1
Day 84
LS mean (95% CI) change from baseline (mL)
Time (hours)
UMEC/VI
TIO

TDI score, patient-reported outcomes, and rescue medication use

- At Day 84, clinically meaningful improvements in TDI, SGRQ, and CAT scores from baseline were seen in both treatment groups with no statistically significant differences between the groups (**Table 2**).
- UMEC/VI significantly increased the odds of being a TDI responder (defined as a ≥1-unit improvement) versus a non-responder compared with TIO on Days 28 and 84 (**Figure 3**).
- UMEC/VI resulted in a statistically significant reduction in rescue medication use compared with TIO (-0.1 puffs/day over 1–12 weeks; 95% CI: -0.2, 0.0; p=0.027).
- UMEC/VI resulted in a greater increase in the percentage of rescue-free days compared with TIO (median difference: 2.3 days; 95% CI: 0.0, 4.8; p<0.01).

Table 2. TDI score, patient-reported outcomes and rescue medication use at Day 84

	UMEC/VI	TIO
TDI score[a]		
LS mean (SE)	2.3 (0.16)	1.9 (0.16)
Difference (95% CI)	0.4 (-0.1, 0.8; p=0.083)	
SGRQ total score[b]		
LS mean change from baseline (SE)	-4.41 (0.68)	-4.21 (0.67)
Difference (95% CI)	-0.20 (-2.09, 1.68; p=0.834)	
CAT score[c]		
LS mean change from baseline (SE)	-2.10 (0.36)	-1.84 (0.35)
Difference (95% CI)	-0.26 (-1.25, 0.72; p=0.603)	
Rescue medication use (puffs/day, Weeks 1–12)		
LS mean change from baseline (SE)	-0.3 (0.04)	-0.2 (0.04)
Difference (95% CI)	-0.1 (-0.2, 0.0; p=0.027)	

[a]UMEC/VI, n=226; TIO, n=233; [b]UMEC/VI, n=225; TIO, n=232; [c]UMEC/VI, n=233; TIO, n=235. SE, standard error.

Figure 3. TDI responder analysis (ITT population)


OR: 1.67
[95% CI: 1.14, 2.45];
p<0.01
OR: 1.25
[95% CI: 0.85, 1.84];
p=0.255
OR: 1.78
[95% CI: 1.21, 2.64];
p<0.01
TDI focal score responders (%)
100
80
60
40
20
0
58
46
57
51
63
49
Day 28
Day 56
Day 84
UMEC/VI
TIO

OR, odds ratio.

Safety evaluation

- The incidence of AEs was similar in both treatment groups (**Table 3**).

Table 3. Summary of AEs and COPD exacerbations

n (%)	UMEC/VI (N=247)	TIO (N=247)
On-treatment AEs	75 (30)	77 (31)
On-treatment drug-related AEs	3 (1)	8 (3)
AEs leading to withdrawal	5 (2)	4 (2)
On-treatment non-fatal serious AEs	6 (2)	6 (2)
On-treatment fatal serious AEs[a]	1 (<1)	0
AEs reported in ≥3% patients in either treatment arm		
Nasopharyngitis	18 (7)	17 (7)
Headache	16 (6)	18 (7)
AEs of special interest		
Cardiovascular events[b]	4 (2)	3 (1)
Pneumonia	1 (<1)	0
Patients experiencing a COPD exacerbation, n (%)	2 (<1)	8 (3)

[a]Death due to cerebrovascular accident, treatment unrelated; [b]events included: cardiac arrhythmias, cardiac failure, ischemic heart disease, central nervous system hemorrhages, and cerebrovascular conditions.

Conclusions

- UMEC/VI significantly improved lung function over 24 h versus TIO in patients with moderate COPD who remained symptomatic despite the regular use of TIO.
- More patients were TDI responders with UMEC/VI versus TIO with comparable effects on health outcomes as measured by SGRQ and CAT scores.
- The safety profiles of both treatments were similar.

References

1. GOLD, Global strategy for the diagnosis, management and prevention of chronic obstructive pulmonary disease, http://www.goldcopd.org [accessed February 2016]; **2.** Cazzola M, et al. *Pulm Pharmacol Ther* 2013;26:307–17; **3.** Dransfield, MT, et al. *Prim Care Respir J* 2011;20:46–53; **4.** Blair HA, Deeks ED. *Drugs* 2015;75:61–74.

Acknowledgments

The presenting author, EK, declares the following real or perceived conflicts of interest: served on advisory boards, speaker panels or received travel reimbursement from Amphastar, AstraZeneca, Forest, Ironwood, Merck, Mylan, Novartis, Pearl, Pfizer, Sanofi Aventis, Sunovion, Targacept, Teva, and Theravance; has conducted multicentre clinical research trials for approximately 70 pharmaceutical companies. CJK, DG, C-QZ, AC and WAF are employees of GlaxoSmithKline (GSK) and hold stocks/shares in GSK.

This study was funded by GSK (NCT01899742; GSK identifier: 116960).

Editorial support (in the form of writing assistance, assembling tables and figures, collating authors comments, grammatical editing, and referencing) was provided by Joanne Ashworth, at Fishawack Indicia Ltd, UK, and was funded by GSK.

ELLIPTA® is a registered trademark of the GSK group of companies.
HandiHaler® is a registered trademark of Boehringer Ingelheim International GmbH.

Presented at the Annual Congress of the American Thoracic Society (ATS), San Francisco, CA, USA, May 13–18, 2016